EXHIBIT 5

THOMPSON HINE LLP

May 11, 2015

Journal Media Group, Inc.
333 West State Street
Milwaukee, Wisconsin 53203

Ladies and Gentlemen:

We have acted as counsel to Journal Media Group, Inc., a Wisconsin corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission on the date hereof of a Registration Statement on Form S-8 (the “Registration Statement”) registering the offer and sale from time to time of 2,000,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), pursuant to the Journal Media Group, Inc. Long-Term Incentive Plan (the “Plan”).

We have examined such documents as we have deemed necessary or appropriate to enable us to render this opinion, including: (a) the Amended and Restated Articles of Incorporation and Bylaws of the Company, (b) the Plan, (c) the Registration Statement, and (d) corporate records and proceedings of the Company.

Based upon the matters stated herein and subject to the qualifications set forth herein, it is our opinion that, upon the payment for shares of Common Stock in accordance with the terms of the Plan (assuming, except as to treasury shares, that the per share consideration is at least equal to the par value of the Common Stock) and issuance or delivery of such Common Stock as provided in the Plan, such Common Stock will be validly issued, fully paid and non-assessable.

In rendering this opinion, we express no opinion as to the applicability of, compliance with, or effect of any laws other than the Wisconsin Business Corporation Law.

This opinion is limited to the specific issues addressed herein, and no opinion should be inferred as to any other matters. this opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you with respect to any changes in any laws, rules, regulations or judicial decisions that may occur after the date of this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. However, in giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Sincerely,

/s/ Thompson Hine LLP

JSS; DAN